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                                                                     EXHIBIT 11

         FRESENIUS NATIONAL MEDICAL CARE HOLDINGS, INC. AND SUBSIDIARIES WEIGHTED AVERAGE NUMBER OF SHARES AND EARNINGS USED IN PER SHARE COMPUTATION
                        (DOLLARS AND SHARES IN THOUSANDS)



                                                   SUCCESSOR         PREDECESSOR
                                                 ------------        -----------
                                                 THREE MONTHS        NINE MONTHS
                                                     ENDED              ENDED
                                                   MARCH 31,          MARCH 31,
                                                     1996               1996
                                                 ------------        -----------
The weighted average number of shares
  of Common Stock were as follows                  90,000               97,888
                                                   ======               ======


Income used in the computation of earnings per share were as follows:

                                                   SUCCESSOR         PREDECESSOR
                                                 ------------        -----------
                                                 THREE MONTHS        NINE MONTHS
                                                     ENDED              ENDED
                                                   MARCH 31,          MARCH 31,
                                                     1996               1996
                                                 ------------        -----------
Net Income                                         $6,637              $26,445

Dividends paid on preferred stocks                   (130)                (131)
                                                   ------              -------

Income used in per share computation
  of earnings                                      $6,507              $26,314
                                                   ======              =======

Earnings per share                                 $ 0.07              $  0.27
                                                   ======              =======



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